EXHIBIT 99.12

              THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN

                                       CONTENTS



                                                                      Page
                                                                      ----

Report of Independent Accountants                                      1

Financial Statements:

          Fixed (Fund 2)                                               2
          Common Stock-Employee (Fund 3)                               4
          Common Stock-Employer (Fund 5)                               6
          Fixed-IRA (Fund 6)                                           8
          The S&P 500 Flagship Fund (Fund 7)                           10
          The Russell 2000 Fund (Fund 8)                               12
          ESOP (Fund 9)                                                14
          Total of All Funds                                           16

Notes to Financial Statements                                        18 - 25

                          REPORT OF INDEPENDENT ACCOUNTANTS
                          ---------------------------------


To the Trustees and Participants of
  The Travelers Savings, Investment and Stock Ownership Plan:


We have audited the accompanying financial statements of The Travelers Savings, Investment and Stock Ownership Plan as listed in the contents to the financial statements as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the statements of net assets available for plan benefits as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, as listed in the contents to the financial statements in conformity with generally accepted accounting principles.

As more fully described in Note 3 to the financial statements, in 1993 the Plan changed its method of accounting for amounts allocated to participants who have elected to withdraw from the Plan but have not yet been paid.

As explained in Note 3 to the financial statements, net assets available for plan benefits of ESOP (Fund 9) and total net assets available for plan benefits include securities valued at $264,385,860 (28.6% of total net assets available for plan benefits) whose values have been estimated by the trustee of ESOP (Fund
9) in the absence of readily ascertainable market values. We have reviewed the procedures used by the trustee in arriving at its estimate of value of such securities and have inspected underlying documentation and, in the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material.

                                           /s/ Coopers & Lybrand

Hartford, Connecticut
March 18, 1994

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          AT  DECEMBER 31, 1993 AND 1992

                                                            FIXED
                                                           (FUND 2)
                                              __________________________________
                                                         1993               1992
________________________________________________________________________________

ASSETS:
  AMOUNTS HELD BY THE TRAVELERS INSURANCE
    COMPANY UNDER A GROUP ANNUITY CONTRACT       $434,018,292       $393,597,171

  LOANS RECEIVABLE FROM EMPLOYEES                  21,493,743         18,575,200

  CONTRIBUTIONS RECEIVABLE FROM EMPLOYEES                -                10,699

  INTERFUND TRANSFERS RECEIVABLE                         -               188,635
                                               ______________     ______________

TOTAL ASSETS                                      455,512,035        412,371,705
                                               ______________     ______________

LIABILITIES:
  DISTRIBUTIONS PAYABLE TO EMPLOYEES                     -           137,818,152

  FORFEITURE CREDITS DUE TO EMPLOYER                   62,489             32,443

  INTERFUND TRANSFERS PAYABLE                       1,722,943               -

  OTHER LIABILITIES                                    53,908               -
                                               ______________     ______________

TOTAL LIABILITIES                                   1,839,340        137,850,595
                                               ______________     ______________

NET ASSETS AVAILABLE FOR PLAN BENEFITS           $453,672,695       $274,521,110
                                               ==============     ==============
















                           SEE NOTES TO FINANCIAL STATEMENTS.

            THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                       FIXED
                                                      (FUND 2)
                               ________________________________________________
                                       1993              1992              1991
_______________________________________________________________________________

BALANCE, BEGINNING OF YEAR     $274,521,110      $255,219,182      $225,417,435
                               ____________      ____________      ____________

INTEREST INCOME                  31,497,860        31,756,494        29,341,945
                               ____________      ____________      ____________


CONTRIBUTIONS BY EMPLOYEES       37,352,528        41,313,437        43,847,605
                               ____________      ____________      ____________

DEDUCTIONS:
  DISTRIBUTIONS TO EMPLOYEES    (35,216,739)      (61,213,882)      (50,385,108)
  EMPLOYER CONTRIBUTIONS
    FORFEITED                       (30,046)          (32,443)             -
                               ____________      ____________      ____________

                                (35,246,785)      (61,246,325)      (50,385,108)
                               ____________      ____________      ____________


INTERFUND TRANSFERS               7,729,830         7,478,322         6,997,305
                               ____________      ____________      ____________

CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING METHOD          137,818,152              -                 -
                               ____________      ____________      ____________

BALANCE, END OF YEAR           $453,672,695      $274,521,110      $255,219,182
                               ============      ============      ============
















                         SEE NOTES TO FINANCIAL STATEMENTS.

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          AT  DECEMBER 31, 1993 AND 1992

                                                    COMMON STOCK-EMPLOYEE
                                                           (FUND 3)
                                              __________________________________
                                                         1993               1992
________________________________________________________________________________

ASSETS:
  INVESTMENT IN COMMON STOCK OF THE
    TRAVELERS INC. AT MARKET VALUE
    (COST $84,933,735 AND  $-)                    $84,933,735       $       -

  INVESTMENT IN COMMON STOCK OF THE
    TRAVELERS CORPORATION AT MARKET VALUE
    (COST  $- AND  $66,873,219)                          -            76,482,122

  CONTRIBUTIONS RECEIVABLE FROM EMPLOYEES              79,268             37,000

  RECEIVABLE FOR INVESTMENTS SOLD                   2,674,359          2,205,933

  INTERFUND TRANSFERS RECEIVABLE                    1,550,061               -
                                               ______________     ______________

TOTAL ASSETS                                       89,237,423         78,725,055
                                               ______________     ______________

LIABILITIES:
  DISTRIBUTIONS PAYABLE TO EMPLOYEES                     -            17,624,131
  INTERFUND TRANSFERS PAYABLE                            -               971,246
                                               ______________     ______________

TOTAL LIABILITIES                                        -            18,595,377
                                               ______________     ______________

NET ASSETS AVAILABLE FOR PLAN BENEFITS            $89,237,423        $60,129,678
                                               ==============     ==============
















                           SEE NOTES TO FINANCIAL STATEMENTS.

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                            COMMON STOCK-EMPLOYEE
                                                     (FUND 3)
                               ________________________________________________
                                       1993              1992              1991
_______________________________________________________________________________

BALANCE, BEGINNING OF YEAR      $60,129,678       $50,745,396       $38,401,604
                               ____________      ____________      ____________

INVESTMENT INCOME:
  DIVIDENDS                       4,402,731         4,469,276         4,297,315
  INTEREST                            4,178             5,967            25,639
                               ____________      ____________      ____________

                                  4,406,909         4,475,243         4,322,954
                               ____________      ____________      ____________

NET APPRECIATION IN THE
  FAIR VALUE OF INVESTMENTS      10,449,980        15,745,894        13,251,040
                               ____________      ____________      ____________

CONTRIBUTIONS BY EMPLOYEES        6,884,796         6,814,174         8,378,728
                               ____________      ____________      ____________

DISTRIBUTIONS TO EMPLOYEES       (4,988,090)       (9,684,796)       (6,375,968)
                               ____________      ____________      ____________


INTERFUND TRANSFERS              (5,269,981)       (7,966,233)       (7,232,962)
                               ____________      ____________      ____________

CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING METHOD           17,624,131              -                 -
                               ____________      ____________      ____________

BALANCE, END OF YEAR            $89,237,423       $60,129,678       $50,745,396
                               ============      ============      ============














                         SEE NOTES TO FINANCIAL STATEMENTS.

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          AT  DECEMBER 31, 1993 AND 1992

                                                    COMMON STOCK-EMPLOYER
                                                           (FUND 5)
                                              __________________________________
                                                         1993               1992
________________________________________________________________________________

ASSETS:
  INVESTMENT IN COMMON STOCK OF THE
    TRAVELERS INC. AT MARKET VALUE
    (COST $101,913,675 AND $-)                   $101,913,675       $       -

  INVESTMENT IN COMMON STOCK OF THE
    TRAVELERS CORPORATION AT MARKET VALUE
    (COST $- AND $100,989,650)                           -            92,809,680

  INTERFUND TRANSFERS RECEIVABLE                      131,706               -
                                               ______________     ______________

TOTAL ASSETS                                      102,045,381         92,809,680
                                               ______________     ______________

LIABILITIES:
  DISTRIBUTIONS PAYABLE TO EMPLOYEES                     -            30,001,430

  FORFEITURE CREDITS DUE TO EMPLOYER                1,157,811          1,095,612

  PAYABLE FOR INVESTMENTS PURCHASED                   792,074            449,920

  INTERFUND TRANSFERS PAYABLE                            -               171,634
                                               ______________     ______________

TOTAL LIABILITIES                                   1,949,885         31,718,596
                                               ______________     ______________

NET ASSETS AVAILABLE FOR PLAN BENEFITS           $100,095,496        $61,091,084
                                               ==============     ==============















                           SEE NOTES TO FINANCIAL STATEMENTS.

            THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                            COMMON STOCK-EMPLOYER
                                                     (FUND 5)
                               ________________________________________________
                                       1993              1992              1991
_______________________________________________________________________________

BALANCE, BEGINNING OF YEAR     $ 61,091,084      $ 49,977,746      $ 42,832,556
                               ____________      ____________      ____________

DIVIDEND INCOME                   5,262,451         5,343,129         5,255,381
                               ____________      ____________      ____________

NET APPRECIATION IN THE
  FAIR VALUE OF INVESTMENTS      13,567,481        19,484,718        16,495,669
                               ____________      ____________      ____________

DEDUCTIONS:
  DISTRIBUTIONS TO EMPLOYEES     (6,064,684)      (14,504,007)      (11,232,267)
  EMPLOYER CONTRIBUTIONS
    REALLOCATED(FORFEITED)         (372,080)        2,299,894        (2,652,130)
                               ____________      ____________      ____________

                                 (6,436,764)      (12,204,113)      (13,884,397)
                               ____________      ____________      ____________


INTERFUND TRANSFERS              (3,390,186)       (1,510,396)         (721,463)
                               ____________      ____________      ____________

CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING METHOD           30,001,430              -                 -
                               ____________      ____________      ____________

BALANCE, END OF YEAR           $100,095,496      $ 61,091,084      $ 49,977,746
                               ============      ============      ============
















                         SEE NOTES TO FINANCIAL STATEMENTS.

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          AT  DECEMBER 31, 1993 AND 1992

                                                         FIXED - IRA
                                                           (FUND 6)
                                              __________________________________
                                                         1993               1992
________________________________________________________________________________

ASSETS:
  AMOUNTS HELD BY THE TRAVELERS INSURANCE
    COMPANY UNDER A GROUP ANNUITY CONTRACT        $67,443,858        $67,260,710
                                               ______________     ______________

TOTAL ASSETS                                       67,443,858         67,260,710
                                               ______________     ______________

LIABILITIES:
  DISTRIBUTIONS PAYABLE TO EMPLOYEES                     -             2,697,788
                                               ______________     ______________

TOTAL LIABILITIES                                        -             2,697,788
                                               ______________     ______________

NET ASSETS AVAILABLE FOR PLAN BENEFITS            $67,443,858        $64,562,922
                                               ==============     ==============




























                           SEE NOTES TO FINANCIAL STATEMENTS.

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                  FIXED - IRA
                                                     (FUND 6)
                               ________________________________________________
                                       1993              1992              1991
_______________________________________________________________________________

BALANCE, BEGINNING OF YEAR      $64,562,922       $64,675,222       $63,644,820
                               ____________      ____________      ____________

INTEREST INCOME                   5,246,045         5,535,467         5,499,875
                               ____________      ____________      ____________


DISTRIBUTIONS TO EMPLOYEES       (5,062,897)       (5,647,767)       (4,469,473)
                               ____________      ____________      ____________

CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING METHOD            2,697,788              -                 -
                               ____________      ____________      ____________


BALANCE, END OF YEAR            $67,443,858       $64,562,922       $64,675,222
                               ============      ============      ============




























                         SEE NOTES TO FINANCIAL STATEMENTS.

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          AT  DECEMBER 31, 1993 AND 1992

                                                         THE S & P 500
                                                         FLAGSHIP FUND
                                                            (FUND 7)
                                              __________________________________
                                                         1993               1992
________________________________________________________________________________

ASSETS:
  INVESTMENT IN STATE STREET GLOBAL ADVISORS
    FLAGSHIP FUND AT VALUE
    (COST $44,908,010 AND $-)                     $44,908,010        $      -

  INVESTMENT IN THE TRAVELERS
    LARGE CAP INDEX FUND AT VALUE
    (COST $- AND $32,618,793)                            -            38,561,688

  CONTRIBUTIONS RECEIVABLE FROM EMPLOYEES             109,726             70,942

  INTERFUND TRANSFERS RECEIVABLE                         -               430,535
                                               ______________     ______________

TOTAL ASSETS                                       45,017,736         39,063,165
                                               ______________     ______________

LIABILITIES:
  DISTRIBUTIONS PAYABLE TO EMPLOYEES                     -            10,358,837

  INTERFUND TRANSFERS PAYABLE                         237,216               -
                                               ______________     ______________

TOTAL LIABILITIES                                     237,216         10,358,837
                                               ______________     ______________

NET ASSETS AVAILABLE FOR PLAN BENEFITS            $44,780,520        $28,704,328
                                               ==============     ==============
















                           SEE NOTES TO FINANCIAL STATEMENTS.

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                THE S & P 500
                                                FLAGSHIP FUND
                                                    (FUND 7)
                               ________________________________________________
                                       1993              1992              1991
_______________________________________________________________________________

BALANCE, BEGINNING OF YEAR      $28,704,328       $24,477,862       $16,661,520
                               ____________      ____________      ____________

NET APPRECIATION IN THE
  FAIR VALUE OF INVESTMENTS       3,961,000         2,716,125         6,936,247
                               ____________      ____________      ____________

CONTRIBUTIONS BY EMPLOYEES        6,485,141         6,014,167         4,981,903
                               ____________      ____________      ____________

DISTRIBUTIONS TO EMPLOYEES       (2,717,593)       (4,958,863)       (4,352,992)
                               ____________      ____________      ____________


INTERFUND TRANSFERS              (2,011,193)          455,037           251,184
                               ____________      ____________      ____________

CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING METHOD           10,358,837              -                 -
                               ____________      ____________      ____________

BALANCE, END OF YEAR            $44,780,520       $28,704,328       $24,477,862
                               ============      ============      ============





















                           SEE NOTES TO FINANCIAL STATEMENTS.

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          AT  DECEMBER 31, 1993 AND 1992

                                                      THE RUSSELL 2000 FUND
                                                            (FUND 8)
                                              __________________________________
                                                         1993               1992
________________________________________________________________________________

ASSETS:
  INVESTMENT IN STATE STREET GLOBAL ADVISORS
    RUSSELL 2000 FUND AT VALUE
    (COST $28,058,276 AND $-)                     $28,058,276        $      -

  INVESTMENT IN THE TRAVELERS
    SMALL CAP INDEX FUND AT VALUE
    (COST $- AND $14,564,287)                            -            18,310,624

  CONTRIBUTIONS RECEIVABLE FROM EMPLOYEES             189,700             26,180

  INTERFUND TRANSFERS RECEIVABLE                      278,392            523,710
                                               ______________     ______________

TOTAL ASSETS                                       28,526,368         18,860,514
                                               ______________     ______________

LIABILITIES:
  DISTRIBUTIONS PAYABLE TO EMPLOYEES                     -             5,144,446
                                               ______________     ______________

TOTAL LIABILITIES                                        -             5,144,446
                                               ______________     ______________

NET ASSETS AVAILABLE FOR PLAN BENEFITS            $28,526,368        $13,716,068
                                               ==============     ==============



















                           SEE NOTES TO FINANCIAL STATEMENTS.

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                THE RUSSELL 2000 FUND
                                                      (FUND 8)
                               ________________________________________________
                                       1993              1992              1991
_______________________________________________________________________________

BALANCE, BEGINNING OF YEAR      $13,716,068       $ 9,988,471       $ 5,724,042
                               ____________      ____________      ____________

NET APPRECIATION IN THE
  FAIR VALUE OF INVESTMENTS       3,811,908         2,635,646         3,504,439
                               ____________      ____________      ____________

CONTRIBUTIONS BY EMPLOYEES        4,269,319         2,811,436         1,896,304
                               ____________      ____________      ____________

DISTRIBUTIONS TO EMPLOYEES       (1,356,903)       (3,262,755)       (1,842,250)
                               ____________      ____________      ____________


INTERFUND TRANSFERS               2,941,530         1,543,270           705,936
                               ____________      ____________      ____________

CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING METHOD            5,144,446              -                 -
                               ____________      ____________      ____________

BALANCE, END OF YEAR            $28,526,368       $13,716,068       $ 9,988,471
                               ============      ============      ============






















                           SEE NOTES TO FINANCIAL STATEMENTS.

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          AT  DECEMBER 31, 1993 AND 1992

                                                             ESOP
                                                           (FUND 9)
                                              __________________________________
                                                         1993               1992
________________________________________________________________________________

ASSETS:
  INVESTMENT IN SERIES C PREFERRED STOCK OF
    THE TRAVELERS INC. AT VALUE
    (COST $264,385,860 AND $-)                   $264,385,860       $       -

  INVESTMENT IN SERIES A PREFERENCE STOCK OF
    THE TRAVELERS CORPORATION AT VALUE
    (COST $- AND $224,823,257)                           -           236,560,565

  CONTRIBUTIONS RECEIVABLE FROM EMPLOYER            6,607,039         18,363,318

  SHORT TERM INVESTMENTS                            4,240,811          3,736,362

  INVESTMENT INCOME ACCRUED                            31,934             26,162
                                               ______________     ______________

TOTAL ASSETS                                      275,265,644        258,686,407
                                               ______________     ______________

LIABILITIES:
  DISTRIBUTIONS PAYABLE TO EMPLOYEES                     -            11,732,493

  FORFEITURE CREDITS DUE TO EMPLOYER                7,883,350          4,315,158

  ESOP NOTE PAYABLE                               124,900,000        148,700,000

  ACCRUED INTEREST PAYABLE                            346,696            380,505
                                               ______________     ______________

TOTAL LIABILITIES                                 133,130,046        165,128,156
                                               ______________     ______________

NET ASSETS AVAILABLE FOR PLAN BENEFITS           $142,135,598       $ 93,558,251
                                               ==============     ==============











                           SEE NOTES TO FINANCIAL STATEMENTS.

            THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                        ESOP
                                                      (FUND 9)
                               ________________________________________________
                                       1993              1992              1991
_______________________________________________________________________________

BALANCE, BEGINNING OF YEAR     $ 93,558,251      $ 57,511,288      $ 21,830,076
                               ____________      ____________      ____________
INVESTMENT INCOME:
  DIVIDENDS                      19,689,657        18,811,734        17,461,023
  INTEREST                           69,574            68,129            80,366
                               ____________      ____________      ____________

                                 19,759,231        18,879,863        17,541,389
                               ____________      ____________      ____________

NET APPRECIATION IN THE
  FAIR VALUE OF INVESTMENTS      17,517,503        11,737,308              -
                               ____________      ____________      ____________

CONTRIBUTIONS BY EMPLOYER        16,511,979        31,734,012        30,587,614
                               ____________      ____________      ____________
DEDUCTIONS:
  DISTRIBUTIONS TO EMPLOYEES     (9,752,466)      (16,933,477)       (3,128,518)
  EMPLOYER CONTRIBUTIONS
    FORFEITED                    (3,568,192)       (4,315,158)             -
  INTEREST EXPENSE               (3,623,201)       (5,055,585)       (9,319,273)
                               ____________      ____________      ____________

                                (16,943,859)      (26,304,220)      (12,447,791)
                               ____________      ____________      ____________

CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING METHOD           11,732,493              -                 -
                               ____________      ____________      ____________


BALANCE, END OF YEAR           $142,135,598      $ 93,558,251      $ 57,511,288
                               ============      ============      ============












                         SEE NOTES TO FINANCIAL STATEMENTS.

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          AT  DECEMBER 31, 1993 AND 1992

                                                      TOTAL OF ALL FUNDS
                                              __________________________________
                                                         1993               1992
________________________________________________________________________________
ASSETS:
  AMOUNTS HELD BY THE TRAVELERS INSURANCE
    COMPANY UNDER GROUP ANNUITY CONTRACTS      $  501,462,150       $460,857,881
  INVESTMENT IN COMMON STOCK OF THE
    TRAVELERS INC. AT MARKET VALUE
    (COST $186,847,410 AND $-)                    186,847,410               -
  INVESTMENT IN COMMON STOCK OF THE
    TRAVELERS CORPORATION AT MARKET VALUE
    (COST $- AND $167,862,869)                           -           169,291,802
  INVESTMENT IN STATE STREET GLOBAL ADVISORS
    FLAGSHIP FUND AT VALUE
    (COST $44,908,010 AND $-)                      44,908,010               -
  INVESTMENT IN THE TRAVELERS LARGE CAP INDEX
    FUND AT VALUE (COST $- AND $32,618,793)              -            38,561,688
  INVESTMENT IN STATE STREET GLOBAL ADVISORS
    RUSSELL 2000 FUND AT VALUE
    (COST $28,058,276 AND $-)                      28,058,276               -
  INVESTMENT IN THE TRAVELERS SMALL CAP INDEX
    FUND AT VALUE (COST $- AND $14,564,287)              -            18,310,624
  INVESTMENT IN SERIES C PREFERRED STOCK OF
    THE TRAVELERS INC. AT VALUE
    (COST $264,385,860 AND $-)                    264,385,860               -
  INVESTMENT IN SERIES A PREFERENCE STOCK OF
    THE TRAVELERS CORPORATION AT VALUE
    (COST $- AND $224,823,257)                           -           236,560,565
  LOANS RECEIVABLE FROM EMPLOYEES                  21,493,743         18,575,200
  CONTRIBUTIONS RECEIVABLE FROM EMPLOYEES             378,694            144,821
  CONTRIBUTIONS RECEIVABLE FROM EMPLOYER            6,607,039         18,363,318
  SHORT TERM INVESTMENTS                            4,240,811          3,736,362
  RECEIVABLE FOR INVESTMENTS SOLD                   2,674,359          2,205,933
  INVESTMENT INCOME ACCRUED                            31,934             26,162
                                               ______________     ______________
TOTAL ASSETS                                    1,061,088,286        966,634,356
                                               ______________     ______________
LIABILITIES:
  DISTRIBUTIONS PAYABLE TO EMPLOYEES                     -           215,377,277
  FORFEITURE CREDITS DUE TO EMPLOYER                9,103,650          5,443,213
  ESOP NOTE PAYABLE                               124,900,000        148,700,000
  PAYABLE FOR INVESTMENTS PURCHASED                   792,074            449,920
  ACCRUED INTEREST PAYABLE                            346,696            380,505
  OTHER LIABILITIES                                    53,908               -
                                               ______________     ______________
TOTAL LIABILITIES                                 135,196,328        370,350,915
                                               ______________     ______________
NET ASSETS AVAILABLE FOR PLAN BENEFITS         $  925,891,958       $596,283,441
                                               ==============     ==============

                           SEE NOTES TO FINANCIAL STATEMENTS.

            THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                TOTAL OF ALL FUNDS
                               ________________________________________________
                                       1993              1992              1991
_______________________________________________________________________________

BALANCE, BEGINNING OF YEAR     $596,283,441      $512,595,167      $414,512,053
                               ____________      ____________      ____________
INVESTMENT INCOME:
  DIVIDENDS                      29,354,839        28,624,139        27,013,719
  INTEREST                       36,817,657        37,366,057        34,947,825
                               ____________      ____________      ____________

                                 66,172,496        65,990,196        61,961,544
                               ____________      ____________      ____________

NET APPRECIATION IN THE
  FAIR VALUE OF INVESTMENTS      49,307,872        52,319,691        40,187,395
                               ____________      ____________      ____________

CONTRIBUTIONS BY EMPLOYEES       54,991,784        56,953,214        59,104,540
CONTRIBUTIONS BY EMPLOYER        16,511,979        31,734,012        30,587,614
                               ____________      ____________      ____________

                                 71,503,763        88,687,226        89,692,154
                               ____________      ____________      ____________

DEDUCTIONS:
  DISTRIBUTIONS TO EMPLOYEES    (65,159,372)     (116,205,547)      (81,786,576)
  EMPLOYER CONTRIBUTIONS
    FORFEITED                    (3,970,318)       (2,047,707)       (2,652,130)
  INTEREST EXPENSE               (3,623,201)       (5,055,585)       (9,319,273)
                               ____________      ____________      ____________

                                (72,752,891)     (123,308,839)      (93,757,979)
                               ____________      ____________      ____________

CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING METHOD          215,377,277              -                 -
                               ____________      ____________      ____________

BALANCE, END OF YEAR           $925,891,958      $596,283,441      $512,595,167
                               ============      ============      ============









                         SEE NOTES TO FINANCIAL STATEMENTS.

         THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN

                       NOTES TO FINANCIAL STATEMENTS


1.   PLAN DESCRIPTION

     The Travelers Savings and Investment Plan was adopted as of October 1, 1970 and, effective June 15, 1989, was renamed The Travelers Savings, Investment and Stock Ownership Plan (the plan). The plan is a qualified defined contribution plan under Section 401(a) of the Internal Revenue Code. Employees may make cash or deferred contributions under Section 401(k) of the Internal Revenue Code.

     On December 31, 1993, The Travelers Corporation was merged into Primerica Corporation which was renamed The Travelers Inc. This was effected through the exchange of .80423 shares of The Travelers Inc. common stock for each share of The Travelers Corporation common stock (the merger). All subsidiaries of the former Travelers Corporation were contributed to The Travelers Insurance Group Inc. (TIG), a second tier subsidiary of The Travelers Inc.


     Eligible employees of TIG and certain of its subsidiaries and former subsidiaries (the company) may authorize regular payroll deductions or elect to tax defer a portion of their salary. These deductions can be made in any whole percent and in total cannot exceed 15% of annual salary. Effective April 1, 1993, the company matches 50% of the first 5% of tax deferred contributions by employees. The company's matching contribution may be increased to up to 150% of the first 5% of tax deferred contributions by employees depending on the company's annual profitability. Prior to April 1, 1993, the company's matching contribution was 100% of the first 5% of tax deferred contributions by employees.

     Prior to January 1, 1990, employer contributions were invested principally in common stock of The Travelers Corporation that was held in Common Stock-Employer (Fund 5). Effective January 1, 1990, employer contributions were invested principally in The Travelers Corporation's $4.53 Series A ESOP Convertible Preference Stock (Series A Preference Stock). Effective December 31, 1993, employer contributions are invested in The Travelers Inc.'s $4.53 ESOP Convertible Preferred Stock, Series C, $1.00 par value (Series C Preferred Stock).

     On June 15, 1989, the plan was amended to include an Employee Stock Ownership Plan (the ESOP). On June 21, 1989, the ESOP borrowed $200 million, at a variable interest rate, from Chase Manhattan Bank. The variable interest rate was 3.0281% as of December 31, 1993. Increasing semi-annual payments that began January 1, 1990 will fully amortize the debt by July 1, 1997. Principal payments made during 1993 and 1992 totaled $23.8 million and $20.5 million, respectively. The minimum principal payments to be made in 1994, 1995, 1996 and 1997 are $27.7 million, $29.9 million, $32.4 million and $34.9 million, respectively. The loan is guaranteed by The Travelers Inc.

          THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN

1.        PLAN DESCRIPTION, Continued

          On June 21, 1989, the trustee for the ESOP, Shawmut Bank, purchased 3,755,869 shares of Series A Preference Stock for the ESOP for $200 million with the proceeds of the loan. On December 31, 1993, in conjunction with the merger, the shares of Series A Preference Stock were converted into shares of Series C Preferred Stock, which have substantially the same rights and privileges as the shares so converted. The Series C Preferred Stock is pledged as collateral for the loan and is being released from collateral as the loan is repaid. The company matches tax deferred contributions by employees with the Series C Preferred Stock valued at the greater of its minimum value of $53.25 per share or the fair market value of the Series C Preferred Stock determined as described in note 3. Each share of Series C Preferred Stock is guaranteed by The Travelers Inc. at a minimum value of $53.25 and is entitled to receive a cumulative annual dividend of $4.53. Such dividends are reinvested in additional shares of Series C Preferred Stock at a cost equal to the value determined as described in note 3. These shares are then subject to the same guaranteed minimum value. The Series C Preferred Stock may be held only by the ESOP trustee. It is convertible into The Travelers Inc. common stock at a one-to-one conversion rate.

          The Series C Preferred Stock is allocated to participants by a method that considers the debt service requirements of the ESOP. To the extent that the shares allocated by this method are not sufficient to meet the company's matching obligation under the plan, the company will contribute additional Series C Preferred Stock, common stock or cash. The 1993 matching obligation was met by the shares allocated by the debt service requirements. The 1992 matching obligation was met by the shares allocated by the debt service requirements and a contribution of 184,397 additional shares of Series A Preference Stock in January 1993.

          As of December 31, 1993 and 1992, participants in the ESOP had an aggregate beneficial interest in Series C Preferred Stock totaling $146.9 million and in Series A Preference Stock totaling $115.1 million (2,449,164 shares in 1993 based on the $60.00 per share fair market value, and 2,054,784 shares in 1992 based on the $56.03 per share fair market value). The 1993 interest was satisfied by the release in 1993 of 279,847 shares of Series A Preference Stock held by the trustee and by 114,533 shares of Series C Preferred Stock held by the trustee in January 1994.
          The 1992 interest was satisfied by the release of Series A Preference Stock as follows: 394,044 shares held by the trustee in 1992, 149,514 shares held by the trustee in January 1993 and by the company's contribution of 184,397 additional shares also in January 1993.

          The plan allows active, salaried employees to borrow up to 50% of their vested balance from the plan not to exceed the total of their Fixed (Fund 2) balance, subject to the maximum limitations set forth in the Internal Revenue Code. All loans pay interest at a fixed rate set by the plan administrator that is at least equal to the Fixed (Fund 2) interest rate at the time of origination.

 THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN

1.        PLAN DESCRIPTION, Continued


          As a result of the merger, the plan cannot be amended or modified in any way prior to December 31, 1995 that would reduce or adversely affect the benefits provided by the plan immediately prior to the merger. Following the merger and until December 31, 1995, there can be no merger, consolidation or termination of the plan.

          More detailed information as to contribution, withdrawal and termination provisions and federal income tax effects of the plan to participants is contained in The Travelers Savings, Investment and Stock Ownership Plan prospectus.


2.        INVESTMENT ALTERNATIVES

          Pursuant to the plan, eligible employees of the company may elect to invest their basic and supplemental contributions, as defined by the plan, in several investment alternatives. The investment alternatives include: a group annuity contract issued by The Travelers Insurance Company, a subsidiary of TIG, having a fixed interest rate subject to annual adjustment (Fund 2); common stock of The Travelers Corporation through December 31, 1993 and common stock of The Travelers Inc. effective January 1, 1994 (Fund 3); participation in The Travelers Large Cap Index Fund through December 31, 1993 and participation in State Street Global Advisors S&P 500 Flagship Fund effective January 1, 1994 (Fund
          7); or participation in The Travelers Small Cap Index Fund through December 31, 1993 and participation in State Street Global Advisors Russell 2000 Fund effective January 1, 1994 (Fund
          8). Participants may invest their contributions in more than one fund. There were 27,851, 28,158 and 27,585 persons participating in the plan at December 31, 1993, 1992 and 1991, respectively. This includes active, retired and terminated employee account balances.

          Effective January 1, 1987, the plan was amended to prohibit contributions to individual retirement accounts. Prior to January 1, 1987, contributions were invested in a group annuity contract issued by The Travelers Insurance Company having a guaranteed fixed rate of interest for five plan years (Fixed-IRA (Fund 6)). There were 4,622, 4,925 and 5,270 persons participating under the individual retirement account provisions
          at December 31, 1993, 1992 and 1991, respectively.   This
          includes active, retired and terminated employee account balances.

          THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN

3.        SIGNIFICANT ACCOUNTING POLICIES

          Change in Accounting Method - Distributions Payable to Employees
          ----------------------------------------------------------------

          In July 1993, the American Institute of Certified Public Accountants issued an audit guide entitled "Audits of Employee Benefit Plans With Conforming Changes as of May 1, 1993" (the Guide). The Guide prohibits the recognition as a liability of amounts allocated to participants who have withdrawn from the plan as of year-end, but for which distribution has not been made by year-end, including amounts due to retired and terminated employees who have elected to maintain their assets in the plan until a future date, in the statement of net assets available for plan benefits. Disclosure of such amounts, however, is required. Accordingly, the balances relating to distributions payable for each fund as shown below, have not been recorded as a liability in the statement of net assets available for plan benefits at December 31, 1993. These amounts have been recorded as distributions payable in the plan's Annual Return/Report of Employee Benefit Plan (Form 5500), in accordance with Department of Labor's regulations. In the prior year, the plan reported such amounts as a liability. Accordingly, the cumulative effect of this change in accounting method has been reflected in the statement of changes in net assets available for plan benefits for the year ended December 31, 1993.


                                              Distributions Payable
                     Fund                      at December 31, 1993
                     ----                      --------------------
                 Fixed (Fund 2)                   $199,510,513
                 Common Stock-Employee (Fund 3)     27,460,209
                 Common Stock-Employer (Fund 5)     46,724,815
                 Fixed - IRA (Fund 6)                2,881,140
                 The S&P 500 Flagship Fund
                   (Fund 7)                         15,062,290
                 The Russell 2000 Fund (Fund 8)     10,078,455
                 ESOP (Fund 9)                      25,896,543
                                                 -------------
                         Total                    $327,613,965
                                                 =============



          Valuation of Investments
          ------------------------

          Fund 2: The amount held by The Travelers Insurance Company's general account under a group annuity contract is represented by contributions received and interest credited and reduced by amounts disbursed to participants. This contract provides for the repayment of principal and the crediting of interest. For 1993, 1992 and 1991, the annual interest rates earned under this contract were 7.50%, 8.50% and 9.10%, respectively. The group annuity contract is valued at contract value which approximates fair value.

          THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN

3.        SIGNIFICANT ACCOUNTING POLICIES, Continued

          Valuation of Investments, Continued
          ------------------------

          Funds 3 and 5: At December 31, 1993, Fund 3 held 2,728,795 shares of common stock of The Travelers Corporation, which were converted into 2,194,579 shares of common stock of The Travelers Inc. At December 31, 1993, Fund 5 held 3,274,335 shares of common stock of The Travelers Corporation, which were converted into 2,633,318 shares of common stock of The Travelers Inc. At December 31, 1992, Fund 3 held 2,806,683 shares, and Fund 5 held 3,405,860 shares of common stock of The Travelers Corporation. The shares are carried at fair market value. The converted value of The Travelers Inc. common stock at December 31, 1993 was approximately $38.70. At the time of the merger, the shares of common stock of The Travelers Corporation that were held for plan participants were exchanged for The Travelers Inc. common stock, at the exchange rate of .80423 shares of The Travelers Inc. common stock for each share of The Travelers Corporation common stock. The closing price of The Travelers Corporation common stock at December 31, 1993 and 1992 was $31.125 and $27.250, respectively.

          Fund 6: The amount held by The Travelers Insurance Company's general account under a group annuity contract for individual retirement accounts is represented by interest credited and reduced by amounts disbursed to participants. This contract provides for the repayment of principal and the crediting of interest. No contributions have been allowed since December 31, 1986. For amounts left on deposit for the 1993, 1992 and 1991 plan periods, the interest rates guaranteed by the company were 7.05%, 8.00% and 9.15%, respectively. These rates are guaranteed for five plan years. Early withdrawal penalties apply. The group annuity contract is valued at contract value which approximates fair value.

          Fund 7: The State Street Global Advisors S&P 500 Flagship Fund is an investment fund managed by The State Street Bank and Trust Company. The Travelers Large Cap Index Fund is a pooled separate account of The Travelers Insurance Company. The principal investment objective of both funds is to track the return of the Standard and Poor's 500 Stock Index. The investments in both funds are carried at fair market value.

          Fund 8: The State Street Global Advisors Russell 2000 Fund is an investment fund managed by The State Street Bank and Trust Company. The Travelers Small Cap Index Fund was a pooled separate account of The Travelers Insurance Company, and
          terminated on December 31, 1993.   The principal investment
          objective of both funds is to track the return of the Russell 2000 Small Stock Index. The investments in both funds are carried at fair market value.

          THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN

3.        SIGNIFICANT ACCOUNTING POLICIES, Continued

          Valuation of Investments, Continued
          ------------------------

          Fund 9: The principal objective of the ESOP is to invest the company's matching contributions in shares of the Series C Preferred Stock at December 31, 1993 and Series A Preference Stock at December 31, 1992, which are carried at value. Value of each of these series is equal to the greater of the minimum value of $53.25 per share or fair market value as determined from an appraisal prepared by an independent appraiser. The appraiser is selected by the ESOP trustee with the approval of The Travelers Insurance Group Inc. The value of the Series C Preferred Stock was $60.00 per share at December 31, 1993 and the value of the Series A Preference Stock was $56.03 per share at December 31, 1992. Temporary cash funds pending permanent investment or distribution may be invested by the trustee in qualifying short-term investments as defined in Section 2.4 of the Trust Agreement. These short-term investments are carried at market value less accrued interest thereon, which is included in investment income accrued. Short-term investments consisted of a short-term money market account and investment grade commercial paper at December 31, 1993 and 1992.

          Other
          -----

          Purchases and sales of investments are recorded on the trade date.

          Purchases and sales of The State Street Global Advisors S&P 500 Flagship Fund, The State Street Global Advisors Russell 2000 Fund, The Travelers Large Cap Index Fund and The Travelers Small Cap Index Fund participation units are recorded on the valuation dates.

          Dividend income and capital gain distributions are recognized on the ex-dividend date. Interest income is recorded when earned.

          Interest expense is recorded when incurred.

          Net appreciation (depreciation) in the fair value of investments consists of the realized gains or losses and the unrealized appreciation (depreciation) on investments, and is reflected in the statement of changes in net assets available for plan benefits.

          Certain prior year amounts have been reclassified to conform with the 1993 presentation.

         THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN

4.        TAX STATUS

          The plan is not subject to federal income tax. The Internal Revenue Service advised (June 2, 1986) that the plan and its related trust satisfied the qualification and exemption requirements of Sections 401(a) and 501(a) of the Internal Revenue Code.

          In accordance with the removal of the Internal Revenue Service prohibition of rulings on plans containing 401(k) and employee stock ownership features, the plan intends to apply to the Internal Revenue Service for a favorable determination regarding its continuing tax-exempt status for plan amendments effective on and after January 1, 1987.


5.        FEES AND EXPENSES

          Transaction Fees
          ----------------

          Participants in The Travelers Small Cap Index Fund were assessed transaction fees through July 7, 1993. Transaction fees were discontinued after this date due to The Travelers Insurance Company's decision to terminate this and other index funds. Transaction fees were assessed on deposits, withdrawals and transfers based on actual brokerage and commission costs incurred on net participant activity, allocated on a pro rata basis. Transaction fees assessed to The Travelers Small Cap Index Fund (Fund 8) on purchases of units were added to the investment basis. Transaction fees assessed to The Travelers Small Cap Index Fund (Fund 8) on sales of units were included in net appreciation (depreciation) in the fair value of investments.

          Administrative Expenses
           -----------------------

          All expenses (excluding expenses incurred in connection with the purchase and sale of securities) incurred in administering the plan are paid by The Travelers Insurance Group Inc. The administrative expenses paid amounted to $1,611,744, $1,678,926 and $1,351,475 for the years ended December 31, 1993, 1992 and 1991, respectively.

          Trustee fee expenses assessed to the ESOP are reimbursed by The Travelers Insurance Group Inc. Trustee fee expenses of the ESOP amounted to $91,387, $82,035 and $75,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

  THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN

6.   PLAN PARTICIPANTS

     The following affiliates and former affiliates of The Travelers Insurance Group Inc. have participated in the plan during the past three years:

     The Travelers Insurance Group Inc.
     The Travelers Insurance Company
     The Travelers Indemnity Company
     The Phoenix Insurance Company
     The Charter Oak Fire Insurance Company
     The Travelers Investment Management Company
   * The Travelers Corporation
     The Travelers Indemnity Company of Rhode Island
     The Travelers Indemnity Company of America
     The Travelers Indemnity Company of Illinois
     The Travelers Insurance Company of Illinois
     The Travelers Life and Annuity Company
   * The Travelers Life Insurance Company
     The Travelers Health Network, Inc. and Subsidiaries
     Constitution Plaza, Inc.
     The Plaza Corporation
     The Prospect Company
     The Center for Corporate Health, Inc.
     Conservco, Inc.
     Bankers and Shippers Insurance Company
     Travelers Specialty Property Casualty Company, Inc.
   * The Constitution State Insurance Company
     Constitution State Service Company
   * The Massachusetts Company, Inc.
   * Travelers/EBS, Inc.
     Travelers Equity Sales, Inc.
     The Travelers Realty Investment Company
     KP Properties Corporation
     First Trenton Indemnity Company
     Burlington Acceptance Corporation
     Bankers and Shippers Indemnity Company
     Premier Insurance Company of Massachusetts
     Travelers Home and Marine Insurance Company
     Travco Insurance Company


   * Former Affiliate